Filed pursuant to Rule 433
Dated August 13, 2012
Registration Statement No. 333-182527

Filed pursuant to Rule 433
Dated August 13, 2012
Registration Statement No. 333-182527

Filed pursuant to Rule 433
Dated August 13, 2012
Registration Statement No. 333-182527

GE Capital
Invest Direct

FAQ My Investment Finish application

Home | Learn About Corporate Notes | Discover GE Interest Plus | Get Started

Personal | Businesses

Reach new heights
With GE Interest Plus for Businesses.
GET STARTED >

Corporate Notes and Your Business

A few companies, like GE Capital, offer businesses the ability to directly invest in their unsecured debt through corporate bonds or notes. When your business invests in GE Interest Plus for Businesses, you'll receive the following benefits:

- Higher interest rates than many other cash alternatives like FDIC-insured savings accounts, short-term CDs, and money market mutual funds
- The flexibility to redeem at any time without penalty
- Free electronic transfers between linked bank accounts and the ability to wire funds
- 24-7 investment account access via internet and automated telephone service

GE Interest Plus for Businesses Rate

Investment Amount	Rate (%)	Yield¹ (%)
<= $ 5 Million*	0.70%	**0.70%**

Rates may be reset weekly.

Why are GE Interest Plus for Businesses interest rates higher than some alternatives?

Plain and simple, GE Interest Plus for Businesses is not FDIC insured. And unlike short-term bond funds or money market mutual funds, they are the unsecured debt of a single company. So, your risk (and your return) is higher. Plus we service investments online or by phone. That saves us money in operating costs because we don't have a branch network.

When you buy these notes, your company is joining over 180,000 individuals and businesses. Some of them are current and former employees of GE or GE Capital who believe in the strength, stability, and long-term success of GE Capital.

But please, **read our prospectus** first.

If this sounds like a flexible way to save your company's available cash and earn higher interest rates than many competing alternatives, you can **get started now.**

Questions? Call us at 1-800-433-4480
Representatives are available business days, from 8:00 a.m. to 7:00 p.m. ET

GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of General Electric Capital Corporation. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for Businesses is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-182527] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking **here**. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking **here**.

*The portion of your investment that is greater than $5 Million will earn a rate of .25% and a yield of .25%.

GE.com GECapital.com Prospectus Privacy Policy SEC Filings Rate History Site Map

Copyright 2012, General Electric Capital Corporation

Filed pursuant to Rule 433
Dated August 13, 2012
Registration Statement No. 333-182527

Filed pursuant to Rule 433
Dated August 13, 2012
Registration Statement No. 333-182527

GE Capital
Invest Direct

FAQ My Investment Finish application

Home | Learn About Corporate Notes | Discover GE Interest Plus | Get Started

Personal | Businesses

Power up your business
Invest in GE Interest Plus for Businesses
GET STARTED >

Apply Online in 3 Easy Steps

To invest, simply:

1. **Review our Prospectus and Privacy Policy.**

   These documents contain more complete information on fees, charges, and other expenses and should be read carefully before making an investment.

2. **Submit your application online.**

   After your application is submitted, you will be prompted to print the appropriate Authorization Form for your entity type. You must also complete and return an IRS Form W-9 and provide us with appropriate documents substantiating the existence of your business (see requirements below by entity type).

	Required Documentation
Corporations	• Articles Of Incorporation With Evidence Of State Filing • Bank Statement Copy Or Voided Check To Verify Linked Bank Account
LLC	• Limited Liability Company Agreement Or Other Operating Document • Certificate Of Formation With Evidence Of State Filing • Bank Statement Copy Or Voided Check To Verify Linked Bank Account
Limited Partnerships	• Certificate Of Partnership With Evidence Of State Filing • Bank Statement Copy Or Voided Check To Verify Linked Bank Account
General Partnerships	• Copy Of Partnership Agreement With Evidence Of State Filing • Bank Statement Copy Or Voided Check To Verify Linked Bank Account
Sole Proprietorship	• Copy Of Business License With Evidence Of State Filing • Bank Statement Copy Or Voided Check To Verify Linked Bank Account

3. **Mail in the forms, supporting document and your investment check to:**

   GE Capital Invest Direct
   GE Interest Plus
   P.O. Box 534021
   Pittsburgh PA 15253-4021

GET STARTED >

GE Interest Plus for Businesses Rate

Investment Amount	Rate (%)	Yield[1] (%)
<= $ 5 Million*	0.70%	**0.70%**

Rates may be reset weekly.

Questions? Call us at 1-800-433-4480
Representatives are available business days, from 8:00 a.m. to 7:00 p.m. ET

GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of General Electric Capital Corporation. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for Businesses is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-182527] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here.

*The portion of your investment that is greater than $5 Million will earn a rate of .25% and a yield of .25%.

GE.com GECapital.com Prospectus Privacy Policy SEC Fillings Rate History Site Map

Copyright 2012, General Electric Capital Corporation

Filed pursuant to Rule 433
Dated August 13, 2012
Registration Statement No. 333-182527

GE Capital
Invest Direct

FAQ My Investment Finish application

Home | Learn About Corporate Notes | Discover GE Interest Plus | Get Started

Personal | Businesses

Frequently Asked Questions

Save your Money. Not your Questions.

General Information

- What is GE Capital Invest Direct?
- What is GE Interest Plus for Businesses?
- How does GE Interest Plus for Businesses set its rates?
- How is the yield calculated?
- Why does GE Interest Plus for Businesses pay a different rate than the consumer version?
- Can I use checks to redeem my GE Interest Plus for Businesses investment?
- What is the minimum initial investment?
- What if my investment amount falls below the required minimum?
- Will the interest my business earns be taxable?
- Why do you pay a lower rate for investments that are greater than $5 Million?
- How is interest accrued and paid?
- What if I have questions about my investment?

Establishing a GE Interest Plus for Businesses Investment

Investing and redeeming

Investment Quality

Filed pursuant to Rule 433
Dated August 13, 2012
Registration Statement No. 333-182527

Filed pursuant to Rule 433
Dated August 13, 2012
Registration Statement No. 333-182527

Have questions about GE Interest Plus for Businesses? The good news is that they may have been answered for you below. Still need assistance? Representatives are available business days from 8:00 a.m. to 7:00 p.m. ET and may be reached at 1-800-433-4480.

What is GE Capital Invest Direct?

GE Capital Invest Direct is a website through which General Electric Capital Corporation offers consumers and small businesses the opportunity to invest directly in GE Interest Plus corporate notes.

What is GE Interest Plus for Businesses?

GE Interest Plus for Businesses is an investment designed to provide investors with a convenient way to invest directly in General Electric Capital Corporation (“GE Capital”). GE Interest Plus for Businesses is an unsecured and unsubordinated debt obligation of GE Capital and is not a bank account, certificate of deposit or a money market fund and is not FDIC insured. It is offered in the U.S. by prospectus only. Complete information concerning GE Interest Plus for Businesses is contained in the Prospectus.

How does GE Interest Plus for Businesses set its rates?

Rates are reviewed by the GE Interest Plus Committee and may be reset on a weekly basis.

How is the yield calculated?

Yield reflects the annual rate of return on your investment. It assumes that interest is accrued and compounded daily and posted monthly, and that there are no additional investments or redemptions.

Why does GE Interest Plus for Businesses pay a different rate than the consumer version?

GE Interest Plus for Businesses offers a lower rate for commercial investments because business accounts tend to be more volatile than those of consumers.

Can I use checks to redeem my GE Interest Plus for Businesses investment?

No. Checkbooks are not provided with your GE Interest Plus for Businesses investment. You may take advantage of our electronic transfer services to move money from your linked business checking or operating account and may also redeem by wire.

What is the minimum initial investment?

The minimum initial investment is $500.

What if my investment amount falls below the required minimum?

The required minimum investment is $500. If your investment falls below the required minimum you will be notified in writing and will be provided with at least 30 days in which to increase your balance to the requirement. If you do not do so, your investment may be fully redeemed. Upon such redemption, a check for the redemption amount will be mailed to the registered address of record.

Will the interest my business earns be taxable?

Yes. Interest earned on your GE Interest Plus investment will constitute income to you and is taxable in the year in which it is earned. Interest income is subject to federal and applicable state and local taxes.

Filed pursuant to Rule 433
Dated August 13, 2012
Registration Statement No. 333-182527

Why do you pay a lower rate for investments that are greater than $5 Million?

The rate paid to investments greater than $5 million is designed to encourage investors to maintain investments below $5 million and the reduced rate only applies to that portion of your investment that is greater than $5 million.

How is interest accrued and paid?

Interest on GE Interest Plus for Businesses Notes will accrue and compound daily. Interest will be credited and automatically reinvested in additional Notes monthly.

What if I have questions about my investment?

For up-to-date information about your investment or current GE Interest Plus for Businesses rates, you may login to eService or call our automated telephone service at 1-800-433-4480, 24 hours a day, 7 days a week. Customer Service Representatives are also available at this number, Monday through Friday, from 8:00 a.m. to 7:00 p.m. Eastern Time.

What type of business entities can establish a GE Interest Plus for Businesses investment?

Corporations, LLCs, Partnerships and Sole Proprietorships are able to establish GE Interest Plus for Businesses investments.

How can I establish and investment for my business?

You may submit your application online by clicking here. Please note that you will need to mail in additional forms, supporting documentation, and your initial investment check before your investment will be established.

What type of documentation is required to establish a GE Interest Plus for Business investment account?

Corporations must provide:
1. Signed corporate authorization form
2. IRS form W-9
3. Copies of Articles of Incorporation with evidence of state filing
4. Bank statement copy or voided check to verify linked bank account

LLCs must provide:
1. Signed LLC authorization form
2. IRS form W-9
3. Copy of Limited Liability Company Agreement or other operating document
4. Copy of Certificate of Formation with evidence of state filing
5. Bank statement copy or voided check to verify linked bank account

Partnerships must provide:
1. Signed partnership authorization form
2. IRS form W-9
3. If a limited partnership, copy of Certificate of Partnership with evidence of state filing. If a general partnership, Partnership Agreement with evidence of state filing
4. Bank statement copy or voided check to verify linked bank account

Sole Proprietorships must provide:
1. IRS form W-9
2. Copy of business license with evidence of state filing
3. Bank statement copy or voided check to verify linked bank account

Filed pursuant to Rule 433
Dated August 13, 2012
Registration Statement No. 333-182527

How do I fund my investment?

You will mail in your initial investment with the required forms and supporting documents. Your initial investment must be $500 or more.

Can I establish an investment with an address outside of the United States?

No. GE Interest Plus for Businesses Notes are issued only in the United States. Your business must be based in the U.S with a U.S. mailing address.

Can I have my mail sent to an address outside the United States?

No.

What types of checks will you accept for investment?

Your investment check must be drawn on a U.S. bank or a U.S. branch of a foreign bank. Funds must be in U.S. dollars. Money orders, traveler’s checks, starter checks, cashier’s checks, credit card checks, foreign checks and third party checks are not acceptable. Your check must be made payable to “GE Interest Plus for Businesses.” Cash is not accepted.

How do I add to or redeem from my investment?

The easiest way to invest more or redeem a portion of your investment is by linking your external checking or operating account and electronically transferring funds to or from your linked bank account. Other ways to invest include mailing in a check or wiring funds. In addition to requesting an electronic redemption transfer to your linked checking or operating account, you may redeem through the wire redemption service.

Can I redeem my investment at any time?

Yes, you can do so at no charge by simply transferring money to your linked business checking or operating account through electronic transfer or wiring funds to the bank account you have designated for wire redemption purposes (subject to a $1,000 minimum wire amount and a $25 wire fee).

Are there any penalties for redeeming funds?

No. You have unlimited access to your investment if the funds are available for redemption. You will be assessed a $25 wire fee if you elect to redeem funds using our wire redemption service.

What type of bank account can I link to my GE Interest Plus for Businesses investment?

It must be a U.S. based bank checking or operating account with a valid routing and transit number. The business bank account must be registered in the same name as your business.

When are invested funds available for redemption?

New investments will be available for redemption between 1 to 7 business days after the date such funds are credited to your investment account depending on how you sent in your investment. This period of time is designed to protect both you and GE Interest Plus by ensuring that your investment has been cleared by the banking system. Please note that while your money may not be immediately available for redemption, it will continue to earn interest from the credit date. See the table below to determine when your money will be available for redemption:

Investment Method	Available for redemption
Initial investment (new investments)	7 business days after credit date
Mailed investment check	7 business days after credit date

Filed pursuant to Rule 433
Dated August 13, 2012
Registration Statement No. 333-182527

Wired investment	1 business day after credit date
Automated Clearing House (electronic transfer)	1 business day after credit date

How safe is my investment?

GE Interest Plus is not an obligation of or guaranteed by General Electric Company, BNY Mellon (the Agent Bank), GE Capital Bank, GE Capital Retail Bank or any other company. The Notes are not equivalent to a deposit or other bank account and are not subject to the protection of the Federal Deposit Insurance Corporation or any other insurance. The Notes are not a brokerage account with GE Capital Markets, Inc. or any other broker-dealer and are not protected by the Securities Investor Protection Corporation under the Securities Investors Protection Act of 1970. The Notes are also not a money market fund and are not subject to the requirements of the Investment Company Act of 1940 or the Employee Retirement Income Security Act of 1974, as amended. Please review the prospectus for more information on risks associated with the investment.

Is GE Interest Plus for Businesses FDIC Insured?

No. GE Interest Plus for Businesses is not an FDIC-insured deposit or certificate of deposit. It is an investment in the senior unsecured debt of General Electric Capital Corporation.

Do I pay any sales or management fees?

No. There are no sales or management fees.

Are there maintenance or other fees?

There are no regular maintenance fees. Fees assessed for wire redemptions and other items are outlined in our prospectus and supplements.

When will I know that my investment has been established?

You will be notified that your investment has been established through a confirmation statement mailed to you. We will also email a welcome notification to the Primary Authorized Person designated on your application. If we cannot validate your business or the identity of the persons authorized to transact on behalf of your business, your application will be declined and you will be notified via mail.

How often will I receive statements?

You will be emailed a statement notification or mailed a statement monthly. If you receive your statements online, you’ll have access to 24 months of historic statements on our eService website.

When will I receive my 1099 INT Form?

GE Interest Plus will mail you your 1099 INT Form in January of each year following the reporting year.

What are the mailing addresses for GE Capital Invest Direct/GE Interest Plus?

For financial items (checks):
GE Capital Invest Direct
GE Interest Plus
PO Box 534020
Pittsburgh, PA 15253-4020

Filed pursuant to Rule 433
Dated August 13, 2012
Registration Statement No. 333-182527

For Letters/Correspondence:
GE Capital Invest Direct
GE Interest Plus
PO Box 534021
Pittsburgh, PA 15253-4021

For Overnight Mail:
GE Capital Invest Direct
GE Interest Plus
Room 154-0510
500 Ross Street
Pittsburgh, PA 15262

How do I invest by wire?

If you have an investment, you may wire funds to your investment with the following instructions:

GE Interest Plus, BNY Mellon, Pittsburgh, PA
ABA # 043000261
Investment Account #: Your 14-digit GEIP Investment Account Number

You will likely be charged a wire fee by the originating bank. Your funds will be invested and you will begin earning interest on the same business day we receive the wire. Please be advised that our agent bank has a different routing number for Automated Clearing House transactions (electronic transfers). Make sure you use the wire routing number listed above for wire transactions.

How can I manage my investment via the Internet?

Once you receive your investment number, you will be able to manage your investment online through GE Capital Invest Direct eService. You will register for eService during your application process and complete the registration process after your investment has been opened successfully. In eService you’ll have fast, safe, and easy access to your investment anytime, anywhere and be able to conveniently manage your investment online:

•	Transfer money between your investment and your linked bank account
•	Add or change a linked bank account
•	Update your businesses’ profile
•	View transactions and statements

How secure is my information online?

To ensure security, we encrypt all information between your PC and GE Interest Plus for Businesses using secured browsers and 128–bit encryption technology.

Filed pursuant to Rule 433
Dated August 13, 2012
Registration Statement No. 333-182527

Filed pursuant to Rule 433
Dated August 13, 2012
Registration Statement No. 333-182527

GE Capital
Invest Direct

Text Size A A A | Secure Site

- **1. Get Started**
  - > Who Are You?
  - > Select Product

Get Started

To get started, let us know where you are in the process, the type of investment you want to create, along with the amount you wish to invest. Then, we'll get you to the application that's right for you.

Who Are You?

Please let us know where you are in the application process so that we can better serve you.

- (●) I am a new investor
  - ( ) I'd like to open a **personal, custodial** or **trust** investment
  - (●) I'd like to open a **business** investment
- ( ) I currently have an investment
- ( ) I've already started an application

We'll need information about the business and the person who is authorized to act with respect to the investment. We'll also need information on each beneficial owner of the business who maintains ownership of 25% or more.

Individuals authorized to act on behalf of the business will need to provide their Social Security number, home address and date of birth. Documentation supporting the legitimacy of your business is also required and depends upon the business entity.

NEXT →

To help the government fight the funding of terrorism and money laundering activities, Federal Law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. To verify your identity, we require information on each registered owner/co-owner of the investment. As part of normal verification procedures, a credit bureau inquiry will be conducted.

Need help? Call us at 1-800-433-4480. Representatives are available business days, from 8:00 AM to 7:00 PM ET

© 2012 General Electric Capital Corporation Privacy Policy

GE Interest Plus is an investment in the senior, unsecured corporate debt of General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-182527] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

Filed pursuant to Rule 433
Dated August 13, 2012
Registration Statement No. 333-182527

GE Capital
Invest Direct

Text Size A A A | Secure Site

1. Get Started

- ✓ Who Are You?
- > Select Product

Get Started

To get started, let us know where you are in the process, the type of investment you want to create, along with the amount you wish to invest. Then, we'll get you to the application that's right for you.

Select Product

Indicate the Type of Legal Entity:

- ○ Corporation
- ○ LLC
- ○ Partnership
- ○ Sole Proprietorship

How much would you like to invest? ?

$ ______

BACK NEXT →

Need help? Call us at 1-800-433-4480. Representatives are available business days, from 8:00 AM to 7:00 PM ET

© 2012 General Electric Capital Corporation Privacy Policy

GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of General Electric Capital Corporation. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for Businesses is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-182527] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

Filed pursuant to Rule 433
Dated August 13, 2012
Registration Statement No. 333-182527

GE Capital
Invest Direct

Text Size A A A   Secure Site

1. Get Started
2. Company Information
  > Basic Information
  > Primary Authorized Individual
  > External Bank Account
3. Create Your Application
4. Choose Username and Password

Your Selection

Investment In:
GE Interest Plus for Businesses
Amount: **$500.00**

Company Information

You will now need to enter information regarding the company, any beneficial owners who own at least 25% of the company, and the name and personal information of the primary authorized individual.

About Your Corporation

Please enter the following details for your Corporation.

Official Name of the Corporation

Tax Identification Number

State of Incorporation
-Select-

Date of Formation
month day year

Type of Business
Please select a category

Specific Category
Select a category first...

Telephone Numbers

Business Phone Number
Ext. Optional

Business Address

Please do not enter a P.O. Box. All addresses must be in the U.S.

Business Street Address

City

State
-Select-

ZIP Code

Beneficial Owner

Does your business have any beneficial owners who own 25% or more of this business?

( ) Yes (•) No

BACK   NEXT: Enter Details for the Authorized Individual →

Need help? Call us at 1-800-433-4480. Representatives are available business days, from 8:00 AM to 7:00 PM ET

© 2012 General Electric Capital Corporation Privacy Policy

GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of General Electric Capital Corporation. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for Businesses is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-182527] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

Filed pursuant to Rule 433
Dated August 13, 2012
Registration Statement No. 333-182527

GE Capital
Invest Direct

Text Size A A A Secure Site

- 1. Get Started
- 2. Company Information
  - Basic Information
  - Primary Authorized Individual
  - External Bank Account
- 3. Create Your Application
- 4. Choose Username and Password

Your Selection

Investment In:
GE Interest Plus for Businesses
Amount: **$500.00**

Company Information

You will now need to enter the name and personal information of the primary authorized individual.

Primary Authorized Individual Information

First Name | M.I. Optional | Last Name | Suffix Optional

Office Email Address

Re-Enter Email Address

Telephone Number

Primary Phone Number | Ext. Optional

Address Details

Please do not enter a P.O. Box. All addresses must be in the United States.

Home Street Address

City

State -Select- | ZIP Code

How long have you lived at this address?

○ Less than two years ○ Two or more years

Identification Credentials

What is your Social Security number?

Date of Birth
month | day | year

BACK | NEXT: Enter Details for External Bank Account →

Need help? Call us at 1-800-433-4480. Representatives are available business days, from 8:00 AM to 7:00 PM ET

©2012 General Electric Capital Corporation Privacy Policy

GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of General Electric Capital Corporation. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for Businesses is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-182527] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

Filed pursuant to Rule 433
Dated August 13, 2012
Registration Statement No. 333-182527

Filed pursuant to Rule 433
Dated August 13, 2012
Registration Statement No. 333-182527

Filed pursuant to Rule 433
Dated August 13, 2012
Registration Statement No. 333-182527